Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 26, 2024, relating to the consolidated financial statements of Laboratory Corporation of America Holdings and the effectiveness of Laboratory Corporation of America Holdings’ internal control over financial reporting appearing in the Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Raleigh, North Carolina
May 17, 2024